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ADOBE SYSTEMS INCORPORATED

EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Adobe Systems Incorporated

        We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387, No. 33-48210, No. 33-63518, No. 33-78506, No. 33-83030, No. 33-83502, No. 33-83504, No. 33-84396, No. 33-86482, No. 33-59335, No. 33-63849, No. 33-63851, No. 333-28195, No. 333-28203, No. 333-28207, No. 333-57589, No. 333-81191, No. 333- 87165, No. 333-39524, No. 333-52214, No. 333-57074, No. 333-72424, No. 333-90518, and No. 333-108014) on Form S-8 of Adobe Systems Incorporated of our reports dated January 31, 2005, with respect to the consolidated balance sheets of Adobe Systems Incorporated as of December 3, 2004 and November 28, 2003, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 3, 2004, and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 3, 2004, and the effectiveness of internal control over financial reporting as of December 3, 2004, appearing elsewhere in this Form 10-K.

        Our report on the consolidated financial statements refers to changes in accounting for goodwill in 2003.

KPMG LLP
Mountain View, California
January 31, 2005

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ADOBE SYSTEMS INCORPORATED EXHIBIT 23 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT